UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 4, 2010
PHOENIX TECHNOLOGIES LTD.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-17111	04-2685985
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

915 Murphy Ranch Road, Milpitas, California	95035
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (408) 570-1000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 ? CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 ? CFR 240.13e-4(c))

Item 8.01.	Other Events
As previously disclosed in the definitive proxy statement (“Proxy Statement”) filed by Phoenix Technologies Ltd. (“Phoenix”) on September 22, 2010 relating to the proposed merger between Phoenix and affiliates of Marlin Capital Partners (“Marlin”), on August 25, 2010, Phoenix received an unsolicited non-binding proposal from a third party (“Competing Bidder”) to acquire all of the securities of Phoenix for a cash consideration of $150 million. The non-binding proposal was subject to satisfactory completion of due diligence by the Competing Bidder and the negotiation of definitive agreements. After an extensive diligence review by the Competing Bidder, the financial advisor to Phoenix’s board of directors, RBC Capital Markets Corporation (“RBC”), requested that the Competing Bidder submit a definitive offer to Phoenix on or prior to September 20, 2010. On September 20, 2010, the Competing Bidder advised RBC and Phoenix that it was not able to make a definitive offer until it completed its diligence review, and the Competing Bidder estimated that such diligence review would likely be completed by the end of September 2010.
In order to facilitate the Competing Bidder’s completion of its diligence review, Phoenix provided additional, comprehensive information relating to its business and operations, and responded to all of the Competing Bidder’s requests to provide additional diligence materials. Following the Competing Bidder’s notification to Phoenix that it completed its diligence review, RBC again requested that the Competing Bidder submit a definitive offer to acquire the securities of Phoenix. As of the date hereof, the Competing Bidder has not submitted a definitive offer or a revised proposal.
There is no assurance that the Competing Bidder will make a definitive proposal or that a definitive agreement with the Competing Bidder will be executed. As permitted under its merger agreement with Marlin, the Phoenix board of directors may consider any proposals it receives prior to the time of the special stockholders’ meeting, which is scheduled for October 25, 2010.
Phoenix is continuing to comply with its obligations under its merger agreement with Marlin, which remains in effect. As indicated in the Proxy Statement, the board of directors has approved the merger with Marlin and continues to support its recommendation that Phoenix’s stockholders adopt the merger agreement and approve the merger with Marlin at Phoenix’s special meeting of stockholders.
Important Additional Information About the Merger and Where You Can Find It.
In connection with the proposed transaction and the special meeting of Phoenix stockholders to approve the transaction, Phoenix has filed a definitive proxy statement with the Securities and Exchange Commission on September 22, 2010. INVESTORS AND SECURITY HOLDERS ARE STRONGLY ADVISED TO READ THE PROXY STATEMENT AND OTHER FILED DOCUMENTS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain a free copy of the proxy statement and other documents filed by Phoenix at the Securities and Exchange Commission’s website at www.sec.gov. The proxy statement and other relevant documents may also be obtained for free from Phoenix by directing such request to Phoenix Technologies Ltd., c/o Investor Relations, 915 Murphy Ranch Rd., Milpitas, CA, telephone: (408) 570-1000.
Phoenix and its directors, executive officers and certain other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed merger. Certain information regarding the interests of such directors and executive officers is included in the Phoenix Proxy Statement for its 2010 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on December 30, 2009, and information concerning all of the

Phoenix participants in the solicitation are included in the definitive proxy statement relating to the proposed merger filed on September 22, 2010. Each of these documents is, or will be, available free of charge at the Securities and Exchange Commission’s website at www.sec.gov and from Phoenix Technologies Ltd., c/o Investor Relations, 915 Murphy Ranch Rd., Milpitas, CA, telephone: (408) 570-1000.
Forward-Looking Statements
This document contains certain forward-looking statements about Phoenix that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. These factors include, but are not limited to, the outcome of the indication of interest in the acquisition proposal; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the outcome of any legal proceedings that have or may be instituted against the Company; the risk that the proposed transaction disrupts current plans and operations; and other risks that are set forth in the “Risk Factors” and other sections of Phoenix’s filings with the Securities and Exchange Commission. Many of the factors that will determine the outcome of the merger are beyond Phoenix’s ability to control or predict. Phoenix undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 4, 2010	PHOENIX TECHNOLOGIES LTD.
	By:	/s/ Timothy C. Chu
Timothy C. Chu
Vice President, General Counsel and Secretary